Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Mary Twinem 952.253.0731	Mary Twinem – CFO

Buffalo Wild Wings, Inc. Announces
Fourth Quarter Earnings per Share of $0.89 and
Annual Net Earnings Growth of Over 13% for 2012

Minneapolis, Minnesota, February 12, 2013 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the fourth quarter ended December 30, 2012. Highlights for the fourth quarter versus the same period a year ago were:

o	Total revenue increased 37.8% to $303.8 million

o	Company-owned restaurant sales grew 39.3% to $282.7 million

o	Same-store sales increased 5.8% at company-owned restaurants and 7.4% at franchised restaurants

o	Net earnings increased 22.3% to $16.7 million from $13.6 million, and earnings per diluted share increased 21.9% to $0.89 from $0.73

As a reminder, Buffalo Wild Wings utilizes a 52- or 53-week fiscal year. The fiscal year ended December 30, 2012 was a 53-week year, with the fourth quarter of 2012 having fourteen weeks, while the fourth quarter of 2011 included thirteen weeks.

Sally Smith, President and Chief Executive Officer, commented, “We achieved a 37.8% increase in revenue for the fourth quarter as a result of strong same-store sales of 5.8% at company-owned restaurants and 7.4% at franchised locations, 62 additional company-owned locations in 2012, and incremental revenue from our fourteenth fiscal week. For the year, our total revenue exceeded $1 billion, a new milestone for Buffalo Wild Wings! High cost of sales continued in the fourth quarter, offsetting some of the bottom-line benefit of the fourteenth week, resulting in net earnings growth of 22.3% for the fourth quarter and 13.6% for the year.”

Total revenue increased 37.8% to $303.8 million in the fourth quarter compared to $220.5 million in the fourth quarter of 2011. Company-owned restaurant sales for the quarter increased 39.3% over the same period in 2011, to $282.7 million, driven by a company-owned same-store sales increase of 5.8% and 62 additional company-owned restaurants at the end of fourth quarter 2012 relative to the same period in 2011. Same-store sales for the fourth quarter are calculated on a thirteen-week basis. The fourteenth week in the fourth quarter contributed $22.3 million of restaurant sales. Franchise royalties and fees increased 20.6% to $21.1 million for the quarter versus $17.5 million in the fourth quarter of 2011. This increase is attributed to a franchise same-store sales increase of 7.4%, an additional 12 franchised restaurants at the end of the period versus a year ago, and the incremental $1.5 million of franchise royalties and fees in the fourteenth week.

Average weekly sales for company-owned restaurants were $55,595 for the fourth quarter of 2012 compared to $51,983 for the same quarter last year, a 6.9% increase. Franchised restaurants averaged $58,490 for the period versus $53,385 in the fourth quarter a year ago, a 9.6% increase.

For the fourth quarter, net earnings increased 22.3% to $16.7 million versus $13.6 million in the fourth quarter of 2011. For the year, net earnings increased 13.6% to $57.3 million versus $50.4 million in 2011. Earnings per diluted share were $0.89, as compared to fourth quarter 2011 earnings per diluted share of $0.73. For the year, earnings per diluted share for 2012 were $3.06, a 12.1% increase over earnings per diluted share of $2.73 in 2011. The benefit from the additional week of operations in 2012 is estimated at $0.19 earnings per diluted share.

2013 Outlook

Ms. Smith remarked, “We are energized and determined to achieve net earnings growth of 25% for 2013 when compared on a 52-week basis to last year, which equates to 17% over full-year 2012. We are creating the ultimate sports-viewing experience for our Guests, innovating around our products and technology, and rolling out our new restaurant design. Our recently announced multi-year partnership with the NCAA gives us exclusive marketing and promotional opportunities, and makes Buffalo Wild Wings the ‘Official Hangout’ of NCAA March Madness®. We’ll increase the presence and popularity of the Buffalo Wild Wings brand and look forward to achieving a successful year of unit and net earnings growth.”

Ms. Smith continued, “As we begin 2013, our same-store sales are challenging to interpret, as sporting events do not align due to the 53rd week in 2012. Through the first six weeks of the first quarter of 2013, same-store sales are (2.8%) at company-owned restaurants and (1.7%) at franchised locations. However, if we calculate our same-store sales to align the timing of the college and NFL football seasons for both years, we estimate our same-store sales would be 2.6% at our company-owned restaurants and 1.6% at franchised locations. We also note that same-store sales increases in the first six weeks of 2012 were particularly high at 12.9% at company-owned restaurants and 10.8% at franchised locations.”

Ms. Smith concluded, “Our development efforts continue to be a key driver of our success and we expect to open 60 company-owned and 45 franchised Buffalo Wild Wings restaurants during the year. We recently put a three-year $100 million unsecured line of credit in place that allows us to remain nimble for future investment in franchised acquisitions and emerging brands as we build the foundation for continued growth of this dynamic company.”

Buffalo Wild Wings will be hosting a conference call today, February 12, 2013 at 4:00 p.m. Central Standard Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until February 19, 2013. To access this replay, please dial 1.858.384.5517 password 4589813.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar™ restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings’ menu specializes in 20 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently nearly 900 Buffalo Wild Wings locations across 49 states in the United States, as well as in Canada.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and store performance measures and growth goals for 2013 and beyond, including but not limited to those relating to our first quarter sales trends and projected unit and net earnings growth rates for 2013 and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our practices, policies and procedures, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2011, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands except per share data)
(unaudited)

	Three months ended		Fiscal years ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
Revenue:
Restaurant sales	$282,679	202,936	963,963	717,395
Franchise royalties and fees	21,147	17,528	76,567	67,083
Total revenue	303,826	220,464	1,040,530	784,478

Costs and expenses:
Restaurant operating costs:
Cost of sales	90,440	59,637	303,653	203,291
Labor	85,457	60,679	289,167	215,649
Operating	41,645	31,520	141,417	109,654
Occupancy	14,798	11,924	54,147	44,005
Depreciation and amortization	19,023	14,212	67,462	49,913
General and administrative	21,936	19,295	84,149	72,689
Preopening	5,968	4,197	14,630	14,564
Loss on asset disposals and store closures	1,169	414	3,291	1,929
Total costs and expenses	280,436	201,878	957,916	711,694

Income from operations	23,390	18,586	82,614	72,784
Investment income	41	288	754	118
Earnings before income taxes	23,431	18,874	83,368	72,902
Income tax expense	6,771	5,248	26,093	22,476
Net earnings	$16,660	13,626	57,275	50,426

Earnings per common share – basic	$0.90	0.74	3.08	2.75
Earnings per common share – diluted	0.89	0.73	3.06	2.73
Weighted average shares outstanding – basic	18,608	18,361	18,582	18,337
Weighted average shares outstanding – diluted	18,789	18,633	18,705	18,483

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Fiscal years ended
	December 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
Revenue:
Restaurant sales	93.0%	92.0%	92.6%	91.4%
Franchising royalties and fees	7.0	8.0	7.4	8.6
Total revenue	100.0	100.0	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	32.0	29.4	31.5	28.3
Labor	30.2	29.9	30.0	30.1
Operating	14.7	15.5	14.7	15.3
Occupancy	5.2	5.9	5.6	6.1
Depreciation and amortization	6.3	6.4	6.5	6.4
General and administrative	7.2	8.8	8.1	9.3
Preopening	2.0	1.9	1.4	1.9
Loss on asset disposals and store closures	0.4	0.2	0.3	0.2
Total costs and expenses	92.3	91.6	92.1	90.7

Income from operations	7.7	8.4	7.9	9.3
Investment income	0.0	0.1	0.1	—
Earnings before income taxes	7.7	8.6	8.0	9.3
Income tax expense	2.2	2.4	2.5	2.9
Net earnings	5.5%	6.2%	5.5%	6.4%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	December 30, 2012	December 25, 2011
Assets
Current assets:
Cash and cash equivalents	$21,340	$20,530
Marketable securities	9,579	39,956
Accounts receivable, net of allowance of $25	20,203	12,165
Inventory	7,820	6,311
Prepaid expenses	3,869	3,707
Refundable income taxes	4,122	7,561
Deferred income taxes	5,774	6,323
Restricted assets	52,829	42,692
Total current assets	125,536	139,245

Property and equipment, net	386,570	310,170
Other assets	46,616	28,174
Goodwill	32,365	17,770
Total assets	$591,087	$495,359

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$1,763	$1,852
Accounts payable	36,418	30,089
Accrued compensation and benefits	39,637	30,499
Accrued expenses	11,461	7,580
System-wide payables	51,564	44,250
Total current liabilities	140,843	114,270

Long-term liabilities:
Other liabilities	1,752	1,544
Deferred income taxes	37,128	38,512
Deferred lease credits	27,992	23,047
Total liabilities	207,715	177,373

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,623,370 and 18,377,920, respectively	121,450	113,509
Retained earnings	262,047	204,772
Accumulated other comprehensive loss	(125)	(295)
Total stockholders’ equity	383,372	317,986
Total liabilities and stockholders’ equity	$591,087	$495,359

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Fiscal years ended
	December 30, 2012	December 25, 2011
Cash flows from operating activities:
Net earnings	$57,275	50,426
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	64,154	49,003
Amortization	3,308	910
Loss on asset disposals and store closures	2,883	1,680
Deferred lease credits	4,322	3,632
Deferred income taxes	(835)	12,816
Stock-based compensation	8,119	11,383
Excess tax benefit from stock issuance	(4,151)	(4,462)
Change in operating assets and liabilities, net of effect of acquisition:
Trading securities	(992)	(317)
Accounts receivable	(11,797)	(1,222)
Inventory	(1,088)	(1,840)
Prepaid expenses	(46)	20
Other assets	(2,071)	(2,550)
Unearned franchise fees	(89)	(257)
Accounts payable	3,172	17,676
Income taxes	7,590	3,267
Accrued expenses	15,434	8,095
Net cash provided by operating activities	145,188	148,260

Cash flows from investing activities:
Acquisition of property and equipment	(130,542)	(130,127)
Purchase of marketable securities	(132,140)	(97,148)
Proceeds of marketable securities	163,509	114,337
Acquisition of franchised restaurants	(43,580)	(33,744)
Net cash used in investing activities	(142,753)	(146,682)

Cash flows from financing activities:
Issuance of common stock	2,783	1,709
Excess tax benefit from stock issuance	4,151	4,462
Tax payments for restricted stock units	(8,522)	(2,481)
Net cash provided by (used in) financing activities	(1,588)	3,690

Effect of exchange rate changes on cash and cash equivalents	(37)	(47)
Net increase in cash and cash equivalents	810	5,221

Cash and cash equivalents at beginning of year	20,530	15,309
Cash and cash equivalents at end of year	$21,340	20,530

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2012	327	330	343	381
2011	263	277	288	319
2010	235	234	244	259
2009	206	215	220	232
2008	165	169	187	197

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2012	505	505	511	510
2011	488	492	498	498
2010	430	447	457	473
2009	373	383	400	420
2008	340	346	348	363

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%
2010	0.1%	(0.1%)	2.6%	(0.3%)	0.6%
2009	6.4%	2.8%	0.8%	2.6%	3.1%
2008	4.1%	8.3%	6.8%	4.5%	5.9%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%
2010	0.7%	(0.7%)	0.3%	(1.1%)	(0.2%)
2009	6.0%	3.7%	1.9%	2.0%	3.4%
2008	2.1%	4.5%	2.1%	2.5%	2.8%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2012	$55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627
2010	45,327	43,021	44,394	45,595	44,601
2009	45,593	42,938	42,602	44,583	43,912
2008	41,438	40,572	42,400	43,864	42,141

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2012	$57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081
2010	51,532	49,051	49,005	49,837	49,835
2009	50,729	48,619	48,458	50,115	49,479
2008	47,812	46,390	46,889	48,424	47,382